SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 15, 1997



                    HALTER MARINE GROUP, INC.
     (Exact name of registrant as specified in its charter)





      Delaware                1-12159              75-2656828
  (State or other           (Commission          (IRS Employer
  jurisdiction of           File Number)         Identification No.)
  incorporation)




      13085 Industrial Seaway Road,
      Gulfport, Mississippi                                    39503
   (Address of principal executive offices)                  (Zip Code)




          Registrant's telephone number, including area code: 601/896-0029

Item 5.   Other Events

          On September 15, 1997, Halter Marine Group, Inc. ("Halter") issued a press release (the "Press Release") regarding the consummation of its Rule 144A offering of convertible subordinated debt. For additional information, reference is made to the Press Release, a copy of which is attached as an exhibit hereto.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits

          Exhibit 99.10 - Press release of Registrant dated September 15, 1997

Item 9.   Sales of Equity Securities Pursuant to Regulation S.

          On September 15, 1997, the Registrant completed the issuance and sale of $185,000,000 aggregate principal amount of the Company's 4-1/2% Subordinated Convertible Notes due 2004 (the "Notes"), $25,000,000 of which were issued and sold by the Registrant solely to cover over-allotments. The Notes were sold in a private transaction to the initial purchasers, Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Initial Purchasers"). The Initial Purchasers received total discounts and commissions of $5,087,500.

          Resales of the Notes will be made by the Initial Purchasers (i) within the United States in the amount of $183,030,000 to qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act of 1933, as amended ( the "Act"), (ii) within the United States in the amount of $1,070,000 to institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Act and (iii) outside the United States in the amount of $900,000 to non-United States persons in accordance with Regulation S promulgated under the Act. In order to conclude that such resales do not require registration under the Act, the Registrant is relying in part on representations, warranties and agreements made by the Initial Purchasers and, in the case of resales to institutional "accredited investors," upon representations, warranties and agreements made by such institutional "accredited investors."

          The Notes will be convertible, at the election of the holder, into shares of the Company's common stock at a conversion rate equivalent to a conversion price of $47.25 per share at any time at or before maturity unless previously repurchased or redeemed. The Notes are not redeemable by the Registrant prior to September 15, 2000. Thereafter, the Notes are redeemable at the option of the Registrant, in whole or in part, at the prices set forth in the Offering Memorandum relating to the offering and sale of the Notes, together with accrued and unpaid interest and liquidated damages. Upon the occurrence of certain events, each holder of the Notes has the right to require the Registrant to repurchase such holder's Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. The Notes are general, unsecured obligations of the Registrant and are subordinated in right of payment to all existing and future senior indebtedness.

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HALTER MARINE GROUP, INC.




Date: September 15, 1997                  By: /s/ Keith L. Voigts
                                              Keith L. Voigts
                                              Senior Vice President

                         Exhibit 99.10


                                                    Press Release
                                  For Release: September 15, 1997
                  Contact: Rick S. Rees, Executive Vice-President
                      Keith Voigts, Senior Vice-President and CFO
                                                     601-896-0029

    HALTER MARINE GROUP COMPLETES CONVERTIBLE NOTE OFFERING

GULFPORT, Miss. . .Halter Marine Group, Inc. (AMEX:HLX) announced today that it has completed the issuance and sale of $185,000,000 aggregate principal amount of its four and one-half percent Convertible Subordinated Notes due 2004 (the "Notes"), $25,000,000 of which were issued and sold solely to cover over-allotments. The Notes are convertible, at the election of the holder, into shares of the Company's common stock at a conversion rate equivalent to a conversion price of $47.25 per share.

     The proceeds of the sale of the Notes will be used to repay the Company's entire indebtedness under its senior credit facility and for general corporate purposes. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     Halter Marine Group, Inc. includes 20 shipyards in Texas, Louisiana, Mississippi and Florida. The company specializes in the design, construction, conversion and repair of a wide variety of vessels and mobile offshore rigs for energy, commercial, government/military and pleasure boat markets. Shipyards of the Halter Marine Group have built more than 2,000 vessels in the past 40 years.

                               ###